                                                                   EXHIBIT 10.35

                              FIRST AMENDMENT TO
                     LOAN DOCUMENT MODIFICATION AGREEMENT
                     ------------------------------------

     This First Amendment to Loan Document Modification Agreement is entered into as of March 20, 1996, by and between Summagraphics Corporation, Inc. ("Borrower") whose address is 8500 Cameron Road, Austin, Texas 78754 and Silicon
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Valley Bank, a California-chartered bank ("Bank"), with its principal place of
                                           ----
business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name "Silicon Valley East."

     WHEREAS, among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, the Amended and Restated Promissory Note dated as of December 6, 1995 in the original principal amount of Seven Million Forty-One Thousand Four Hundred Thirty Dollars and Twenty Cents ($7,041,430.20) (the "Note");

     WHEREAS, the Note is governed by the terms of the Credit Agreement (the "Credit Agreement") dated as of July 18, 1994, by and between the Borrower and
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the Bank and the Loan Document Modification Agreement (the "Modification
                                                            ------------
Agreement") dated as of December 6, 1995, by and between Borrower and Bank (the
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Credit Agreement together with the Modification Agreement are hereafter collectively referred to as the "Loan Agreement").  All capitalized terms used
                                 --------------
herein and not otherwise defined shall have the meaning ascribed in the Loan Agreement.

     WHEREAS, repayment of the Obligations is secured by, among other things, a Security Agreement dated as of July 18, 1994 (the "Security Agreement").
                                                   ------------------
Hereinafter, the above-described security documents, together with all other documents securing payment of the Note (and other notes executed by Borrower in favor of Bank) shall be referred to as the "Security Documents." Hereinafter,
                                            ------------------
the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents."
                                             -----------------------

     WHEREAS, the Borrower and Lockheed Martin Corporation ("Lockheed") will have contemporaneously herewith entered into the Plan of Reorganization Agreement for the Exchange of Stock of CalComp Inc. for Stock of Summagraphics Inc. (the "Plan of Reorganization"), which Plan of Reorganization among other
           ----------------------
things provides for the payment in full of the Obligations.

     WHEREAS, certain events have occurred that with the passage of time or the giving of notice or both would give rise to an Event of Default under the Loan Agreement;

     NOW THEREFORE, in consideration of the aforementioned premises the parties agree as follows:

     1.   DESCRIPTION OF CHANGE IN TERMS.
          ------------------------------

     (A)  Modification(s) to Schedule AA to Modification Agreement.
          --------------------------------------------------------

          Schedule AA to the Modification Agreement shall contemporaneously with the delivery of this Agreement by the Borrower be amended, restated and modified as follows:

          (1) Section 1 of Schedule AA referencing Section 1.1 of the Credit Agreement shall be amended by deleting the last sentence thereto and inserting in its place the following:

                  "Except as otherwise payable pursuant to Section 1.4, the Loans shall be due and payable in full on the earlier of (i) the Closing of the Plan of Reorganization; (ii) the termination of the Plan of Reorganization by Borrower for any reason or by Lockheed pursuant to the terms of Section 10.2(b) thereof, however, in the event the Borrower terminates the Plan of Reorganization due to a material breach by Lockheed under Section 10.2(b) or Lockheed terminates the Plan of Reorganization while in breach thereof, then the Obligations shall be due on September 30, 1996; (iii) June 15, 1996 (or such later date as mutually agreed to by the Borrower, Lockheed, and the Bank, but in no event beyond September 30,
                  1996); or (iv) upon the occurrence of an Event of Default (the "Maturity Date")."
                   -------------

          (2) Section 1 of Schedule AA referencing Section 1.4(i) of the Credit Agreement shall be amended by adding to the end thereof, the following:

                   ", with the exception of any monies lent to the Borrower by Lockheed pursuant to the 9 1/4% Secured Convertible Debenture, providing Lockheed, the Borrower and the Bank enter into a subordination agreement in reference to such indebtedness the terms of

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

                  which are acceptable in all respects to the Bank."

          (3) Section 16 of Schedule AA referencing Section 7.5(d) of the Credit Agreement shall be amended by adding to the end thereof, the following:

                  ", with the exception of any monies lent to the Borrower by Lockheed pursuant to the 9 1/4% Secured Convertible Debenture, providing Lockheed, the Borrower and the Bank enter into a subordination agreement in reference to such indebtedness the terms of which are acceptable in all respects to the Bank."

     (B)  Amendment to Note
          -----------------

          The Note shall contemporaneously with the delivery of the Agreement by the Borrower be amended, restated, and modified to delete the phrase beginning on the seventh line thereof "but in any event on September 30, 1996" and in substitution thereof insert the following:

               "providing that this note is payable in full on the earlier of
               (i) the closing of the Plan of Reorganization; (ii) the termination of the Plan of Reorganization by Borrower for any reason or by Locked pursuant to the terms of Section 10.2(b) thereof, however, in the event the Borrower terminates the Plan of Reorganization due to a material breach by Lockheed under
               Section 10.2(b) or Lockheed terminates the Plan of Reorganization while in breach thereof, then the Obligations shall be due on September 30, 1996; (iii) June 15, 1996 (or such later date as may be mutually agreed to by the Borrower, Lockheed, and the Bank, but in no event beyond September 30, 1996); or (iv) upon the occurrence of an Event of Default (the "Maturity Date")."
                                                           -------------

     (C)  Forebearance Agreement
          ----------------------

          1. Bank agrees to forebear from calling a default and from exercising its remedies under the Existing Loan Documents from the date hereof until the date the Note is payable as provided in Sections 1(A)(1) and 1(B) above (such period being referred to as the "Forbearance Period"), notwithstanding Borrower's failure to meet
               ------------------
              its financial covenants for the quarter ending

              February 29, 1996 under Sections 7.10, 7.11, and 7.12 of Schedule AA to the Modification Agreement. Any new, additional or unreported breach by Borrower of any of the terms set forth in the Existing Loan Documents shall result in immediate termination of the Forbearance Period, whereupon Bank, at its option, without notice to Borrower, may exercise its rights under the Existing Loan Documents, as modified by this First Amendment to Loan Document Modification Agreement, and under applicable law. Without limiting the generality of the foregoing, during the Forbearance Period, Bank will not (i) initiate proceedings for the collection of the amounts owing under the Existing Loan Documents; (ii) file or join in filing any involuntary petition in bankruptcy with respect to the Borrower, or otherwise initiate or participate in similar insolvency reorganization, or moratorium proceedings for the benefit of creditors of the Borrower; or (iii) repossess or sell, through judicial proceedings or otherwise, any of the Collateral pledged under the Security Documents.

              By signing below, Borrower acknowledges that its failure to comply with the financial covenants contained in Sections 7.10, 7.11, and
              7.12 of Schedule AA to the Modification Agreement would in the absence of this Agreement entitle the Bank to exercise its remedies as provided in the Existing Loan Documents and as provided under applicable law. Nothing in this agreement in any way shall constitute Bank's waiver of Borrower's failure to comply with the foregoing financial covenants under the Existing Loan Documents.

              Upon termination of the Forbearance Period described above, without any notice to Borrower, Bank may exercise any remedies available to Bank under the Existing Loan Documents and under applicable law. In addition, Bank's agreement to forbear from enforcing its remedies under the Existing Loan Documents notwithstanding Borrower's existing defaults under the Existing Loan Documents shall: (a) in no way be deemed an agreement by Bank to waive Borrower's compliance with all other terms of the Existing Loan Documents, as modified by this First Amendment to Loan Document Modification Agreement; and (b) not limit or impair Bank's right to demand strict performance of all other terms and covenants as of any date.

     2.  CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
         ------------------
wherever necessary to reflect the changes described above.

     3.  NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor
         -----------------------
signing below) agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

     4.  WAIVER AND RELEASE OF CLAIMS.  (a) In consideration for the Bank's
         ----------------------------
agreeing to this Agreement, the Borrower hereby releases and forever discharges the Bank and its affiliates, officers, directors, agents, attorneys, employees, successors and assigns of and from all manner of actions, causes of action, suits, judgments, claims and demands whatsoever, at law or in equity which have arisen before or as of the Effective Date whether in connection with the transactions contemplated by the Credit Agreement, the Modification Agreement, the Subordination Agreement (between the Borrower, Lockheed, and the Bank), this Agreement, the Existing Loan Documents or otherwise ("Related Matters").
                                                      ---------------

     (b) Borrower acknowledges that it has not relied, in executing the release set forth in this section, upon any representations, warranties, or conditions by Bank or any other entity except as are specifically set forth in this First Amendment to Loan Document Modification Agreement.

     (c) Nothing contained herein shall be construed at any time as an admission by Bank of any liability to Borrower or any other entity.

     (d) Borrower warrants to Bank that it has not purported to transfer, assign, or otherwise convey any right, title or interest of Borrower in any Released Matters to any other entity, and that the foregoing constitutes a full and complete release of all Released Matters.

     (e) Borrower hereby waives all rights which it may have under the provisions of California Civil Code Section 1542, which reads as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     5.  CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
         -------------------
below) understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the

Existing Loan Documents. Except as expressly modified pursuant to this First Amendment to Loan Document Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this First Amendment to Loan Document Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this First Amendment to Loan Document Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this First Amendment to Loan Document Modification Agreement. The terms of this Paragraph apply not only to this First Amendment to Loan Document Modification Agreement, but also to all subsequent amendments thereto.

     6.  INTEGRATION.  This First Amendment to Loan Document Modification
         -----------
Agreement, together with the Existing Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous proposals, negotiations, agreements, and understandings relating to the subject matter. In entering into this First Amendment to Loan Document Modification Agreement, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of Bank, except for the agreements of Bank set forth herein. No modification, rescission, waiver, release, or amendment of any provision of this First Amendment to Loan Document Modification Agreement shall be made, except by a written agreement signed by Bank and Borrower.

     7. By signing below each of the Borrower, CAD Warehouse, Inc., and the Bank represent and warrant that they have full authority to enter into this document and that the person executing this Agreement has full authority to bind each of the respective parties for whom they are acting.

     This First Amendment to Loan Document Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

SUMMAGRAPHICS CORPORATION               SILICON VALLEY BANK

By:  /s/ David G. Osowski                By:
     --------------------------------       ----------------------------------
Name:   David G. Osowski                Name:
      -------------------------------         --------------------------------
Title:  Sr. V.P. Finance                Title:
      -------------------------------         --------------------------------

ASSENTED TO:

CAD WAREHOUSE, INC.

By:  /s/ Robert B. Sims
     ------------------------------
Name:    Robert B. Sims
      -----------------------------
Title:   Secretary & Vice President
      -----------------------------

     This First Amendment to Loan Document Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

SUMMAGRAPHICS CORPORATION               SILICON VALLEY BANK

By:                                      By: /s/ Judy Sanchez
     --------------------------------        ---------------------------------
Name:                                   Name:    Judy Sanchez
      -------------------------------         --------------------------------
Title:                                  Title:   Vice President
      -------------------------------         --------------------------------

ASSENTED TO:

CAD WAREHOUSE, INC.

By:
     ------------------------------
Name:
      -----------------------------
Title:
      -----------------------------

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